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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                                     GPP LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

   (Pursuant to Section 18-202 of the Delaware Limited Liability Company Act)

FIRST: The name of the limited liability company ("Limited Liability Company") is GPP LLC.

SECOND: The Certificate of Formation of the Limited Liability Company is hereby amended by striking Article One thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is DEX MEDIA WEST LLC."

THIRD: The Certificate of Formation of the Limited Liability Company is hereby further amended by striking Article Two as it now exists and inserting in lieu thereof a new Article Two, reading as follows:

                  "SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

                                     ******

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                  IN WITNESS WHEREOF, the undersigned has executed this
Certificate of Amendment of Dex Media West LLC this 9th day of September, 2003.

                               By:       /s/ George Burnett
                                   ----------------------------
                                   Name: George Burnett
                                   Title: CEO and President